UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule Sec.240.14a-12

PolarityTE, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PolarityTE, Inc.

1960 S. 4250 West

Salt Lake City, UT 84104

(385) 237-2279

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 20, 2018

The following information supplements and amends the proxy statement (the “Proxy Statement”) of PolarityTE, Inc. (“we,” “us,” “our,” the “Company,” or “PolarityTE”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the 2018 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and is being made available to shareholders on or about September 11, 2018.

THE PROXY STATEMENT SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Change in Executive Officers

In the Proxy Statement John Stetson is listed as an executive officer serving as the Chief Investment Officer. On September 7, 2018, the employment of John Stetson in any capacity with PolarityTE, including as Chief Investment Officer, was terminated. Consequently, Mr. Stetson is not associated with PolarityTE in any capacity other than that of a stockholder.